UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street, Suite 350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, Red Lion Hotels Corporation (“RLHC”) announced the appointment of Julie Shiflett as our Executive Vice President, Chief Financial Officer.

Ms. Shiflett, 51, returns to RLHC after having served as our Vice President of Finance from October 2010 to September 2011, and as our Chief Financial Officer from September 2011 to October 2014. Since December 2014, Ms. Shiflett served as Principal of NorthWest CFO, an outsourced financial expert consultancy she founded in 2008, where she provided financial consulting services and support to RLHC for various strategic initiatives. Ms. Shiflett currently serves on the Board of Directors of Northwest Farm Credit Services. Ms. Shiflett holds an MBA from University of Phoenix and a BA from Eastern Washington University. Ms. Shiflett is expected to start on January 14, 2018.

There are no arrangements or understandings between Ms. Shiflett and any other persons pursuant to which she was selected as an officer and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

We have entered into a letter agreement with Ms. Shiflett under which she will be employed by us on an at-will basis, and which contains the following terms regarding her compensation:

Ms. Shiflett is entitled to an annual base salary of $375,000. Ms. Shiflett is eligible to participate in our Variable Pay Plan (“VPP”), or other bonus plan in which executive vice presidents may participate, with an initial target bonus for 2019 equal to 70% of her base salary. In recognition of her past work on behalf of RLHC as a consultant in 2018, she is also eligible for a bonus for 2018 at a target of 35% of her annual base salary, with achievement determined by the achievement of the President & CEO of the performance goals set for him for 2018.

Effective on her start date, Ms. Shiflett will receive a one-time grant of 88,000 restricted stock units (RSUs) (her “Initial RSU Grant”). The Initial RSU grant will vest 25% on each of the four anniversaries of issuance. In addition, Ms. Shiflett is also eligible to receive an annual grant of equity under our 2015 Stock Incentive Plan in the discretion of our Compensation Committee. Such equity grant would be equal in value to 80% of Ms. Shiflett’s annual base salary, a portion of which would be in the form of RSUs that will vest annually in equal tranches of 25% on each of the four anniversaries of the grant date, and the balance of which would be issued in the form of performance stock units (“PSUs”) that will vest in accordance with performance metrics to be determined by the Compensation Committee in its sole discretion and consistent with the terms and conditions of PSUs issued to the Company’s other executive officers.

Ms. Shiflett will be eligible to participate in the employee benefits programs that are available to any newly hired executive vice president, as well as other benefits that are subsequently added for executive vice presidents for which she is qualified as a named executive officer of the Company.

Ms. Shiflett is also entitled to certain severance benefits if her employment is terminated by the company. If the company terminates Ms. Shiflett at any time without cause, she will be entitled to receive (i) a lump-sum severance payment equal to one-half of her base annual salary for the year in which the termination occurs, and (ii) vesting shall accelerate on any Restricted Stock Units that were part of her Initial RSU Grant that would otherwise have vested within the 12 months after such termination.

If the Company experiences a change of control during Ms. Shiflett’s employment, and there is a constructive termination of her employment without cause within twelve months after such change of control, then:

•

Ms. Shiflett will receive a lump-sum severance payment equal to her base annual salary for the year in which the termination occurs plus an amount equal to the prorated value of her target annual bonus for the year in which the termination occurs;

•

RLHC will accelerate vesting on any portion of any equity grant previously made to Ms. Shiflett under our 2015 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the constructive termination; and

•

All restrictions on restricted stock or restricted stock units previously granted to Ms. Shiflett will terminate, and the company shall issue all common stock underlying any such awards (other than performance based shares where performance has not been met, and the award agreement does not authorize such acceleration).

The term “cause” means (i) Ms. Shiflett’s willful and intentional failure or refusal to perform or observe any of her material duties, responsibilities or obligations, after notice and opportunity to cure; (ii) any willful and intentional act by Ms. Shiflett involving fraud, theft, embezzlement or dishonesty affecting the company; or (iii) Ms. Shiflett’s conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act of 1934), adoption of a sale or liquidation plan of substantially all of the company’s assets or other similar transaction or series of transactions, or the acquisition of 50% or more of the combined voting power of the company’s outstanding securities by a person or group.

A “constructive termination” will be deemed to occur if we terminate Ms. Shiflett’s employment without cause or if Ms. Shiflett voluntarily elects to terminate her employment within thirty days after any of the following events occur without her consent: (i) there is a significant reduction in the overall scope of her duties, authorities and responsibilities, (ii) there is a reduction of more than 20% of Ms. Shiflett’s base salary or target bonus (other than any such reduction consistent with a general reduction of pay across the company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance) or (iii) Ms. Shiflett is required to relocate from her present residence as a condition of continuing employment.

Item 7.01 Regulation FD Disclosure

A copy of the January 14, 2019 press release announcing the appointment of Ms. Shiflett is included as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

Date: January 14, 2019